Exhibit 99
FPIC INSURANCE GROUP, INC.
REPORTS FOURTH QUARTER AND YEAR 2004 RESULTS

JACKSONVILLE, Fla. (Business Wire) - February 23, 2005 - FPIC Insurance Group, Inc. (“FPIC”) (Nasdaq: FPIC) today reported net income of $7.2 million, or $0.68 per diluted share, for the fourth quarter 2004, up from net income of $4.9 million, or $0.49 per diluted share, for the fourth quarter 2003. Operating earnings increased to $6.9 million, or $0.65 per diluted share, for the fourth quarter 2004, up from operating earnings of $4.9 million, or $0.49 per diluted share, for the fourth quarter 2003.

For the year ended December 31, 2004, net income was $28.2 million, or $2.70 per diluted share, up from net income of $16.6 million, or $1.71 per diluted share, for the year ended December 31, 2003. For the year ended December 31, 2004, operating earnings increased to $25.8 million, or $2.48 per diluted share, up from operating earnings of $15.3 million, or $1.58 per diluted share, for the year ended December 31, 2003.

Operating earnings is a non-GAAP measure widely used in the insurance industry to evaluate financial performance over time. Operating earnings is also an often-used tool of investors and analysts in our sector to facilitate understanding of results by excluding the net effects of realized capital gains and losses, which are tied to the financial markets, and the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods. The table below reconciles net income to operating earnings.

	Three Months Ended		Twelve Months Ended
Reconciliation of Net Income to Operating Earnings (In Thousands)	Dec 31, 2004	Dec 31, 2003	Dec 31, 2004	Dec 31, 2003

Net income	$7,185	4,933	28,181	16,572

Less: Net realized investment gains, net of income taxes (a)	310	67	2,375	1,260

Operating earnings	$6,875	4,866	25,806	15,312

(a) All net realized investment gains, net of income taxes, for the periods reported relate to the insurance segment.

“FPIC delivered outstanding results for the fourth quarter and year 2004,” said John R. Byers, President and Chief Executive Officer, “reflecting our ongoing commitment to shareholder value and customer service. We are seeing significant improvement in our insurance operations and are pleased with the continued strong results of our insurance management operations. Our entire organization is focused on performance and our results clearly speak for themselves.”

2004 Financial Highlights:

  Net income and operating earnings up 70% and 69%, respectively;
  Diluted earnings per share increased 58%;
  Twelve consecutive quarters of positive consolidated operating earnings;
  Improved underwriting results, with GAAP combined ratio down 6% to 92% from 98%;
  Claims administration and management fees up 30%;
  Twenty-four consecutive quarters of positive operating earnings from insurance management (also referred to as reciprocal management) operations;
  Increases in assets, reserves, shareholders’ equity and statutory surplus;
  Book value per share increased 13%; tangible book value per share, excluding goodwill and other intangible assets, increased 15%;
  14% return on average equity.
2004 Operational Highlights:

  Insurance management fees increased 47%, driven by the addition of significant new business in the insurance operations we manage;
  Elimination of future cessions under the net account quota share reinsurance agreement with Hannover Re, effective July 1, 2004, resulted in revenue growth;
  Policyholder retention levels in Florida moderated during the fourth quarter but remain high for the year, at over 90%;
  Overall claims metrics consistent with expectations, with newly reported claims lower than expected;
  Completed year-end reserve study, confirming adequacy of reserves;
  Continued focus on core markets, with a 13% increase in Florida policyholders;
  Continued contribution of capital from internally generated funds in support of the growth of our insurance underwriting operations;
  Overall price adequacy at actuarially sound levels, with Florida rate increases continuing but at a more moderate level.
“This has been an excellent year for our company,” continued Byers. “FPIC is delivering solid returns to its shareholders, and we are committed to the business strategies that are driving our performance. We enter 2005 with strong earnings momentum, a solid balance sheet, growing equity and surplus and a wealth of intellectual capital stemming from our cohesive management team. We look forward to the prospects that 2005 brings.”

Conference Call

FPIC will host a conference call at 11:00 a.m., Eastern Time, Thursday, February 24, 2005, to review fourth quarter and year 2004 results. Mr. Byers and Kim D. Thorpe, Executive Vice President and Chief Financial Officer, will host the call. Messrs. Byers and Thorpe, together with Robert E. White, Jr., business leader of FPIC’s insurance operations, will answer questions from analysts and investors. To access the conference call, please dial (800) 261-3417 (USA) or (617) 614-3673 (International) and use the access code 36183486.

The conference call will also be broadcast live over the Internet in a listen-only format via FPIC’s corporate website at http://www.fpic.com. To access the call from FPIC’s home page, click on “Investor Relations” and a conference call link will be provided to connect listeners to the broadcast.

Questions can be submitted in advance of the call until 10:00 a.m., Eastern Time, Thursday, February 24, 2005 via e-mail at ir@fpic.com or through FPIC’s corporate website at http://www.fpic.com, where a link on the “Investor Relations” page has been provided.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 1:00 p.m., Eastern Time, Thursday, February 24, 2005 and ending at 11:59 p.m., Eastern Time, Saturday, February 26, 2005. To access the telephone replay, dial (888) 286-8010 (USA) or (617) 801-6888 (International) and use the access code 31372179. A replay of the conference call webcast will also be available beginning at 1:00 p.m., Eastern Time, Thursday, February 24, 2005 on FPIC’s website.

Corporate Profile

FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of professional liability insurance, for physicians, dentists and other healthcare providers, and a provider of insurance management services to other insurance carriers. FPIC also offers third party administration services both within and outside the healthcare industry.

Safe Harbor Disclosure

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Any written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All forward-looking statements included in this document are based on information available to us on the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements can be identified by such words as, but are not limited to, “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” “foresee,” “hope,” “should,” “will,” “will likely result” or “will continue” and other similar expressions. These forward-looking statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from such statements. These risks, uncertainties and other factors that could adversely affect our operations or cause actual results to differ materially from anticipated results include, but are not limited to, the following:

i)
Risks factors, including the effect on reserves and underwriting results, associated with changing market conditions that result from fluctuating cyclical patterns of the property and casualty insurance business;

ii)	The uncertainties of the loss reserving process;
iii)	The occurrence of insured or reinsured events with a frequency or severity exceeding our estimates;
iv)	The impact of surplus constraints on growth;
v)
The competitive environment in which we operate, including reliance on agents to place insurance, physicians electing to practice without insurance coverage, related trends and associated pricing pressures and developments;

vi)	The actual amount of new and renewal business;
vii)	Business risks that result from our size and geographic concentration;
viii)	Developments in reinsurance markets that could affect our reinsurance programs;
ix)	The ability to collect reinsurance recoverables;
x)
The dependence of our insurance management segment upon a major customer, Physicians’ Reciprocal Insurers (“PRI”), for revenue, and consequently, the effects of premium rate adequacy, claims experience, policyholder retention, and overall financial position on PRI’s ability to maintain or grow its premium base;

xi)	Developments in global financial markets that could affect our investment portfolio and financing plans;
xii)	Risk factors associated with the impact of rising interest rates on the market value of our investments;
xiii)	Risk factors associated with the impact of rising interest rates on our interest costs associated with our long term debt;
xiv)	Adverse changes in securities markets;
xv)	Rates, including rates on excess policies, being subject to or mandated by legal requirements and regulatory approval, which could affect our business or reinsurance arrangements;
xvi)
Uncertainties relating to government and regulatory policies (such as subjecting us to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting our current operations);

xvii)	Legal developments, including claims for extra-contractual obligations or in excess of policy limits in connection with the administration of insurance claims;
xviii)	Business and financial risks associated with the unpredictability of court decisions;
xix)	The loss of the services of any of our executive officers;
xx)
Risks of impairment of assets, generally, including the risk of impairment or inability to continue to recognize deferred acquisition costs, deferred tax assets, goodwill and other deferred or intangible assets;

xxi)	General economic conditions, either nationally or in our market areas, that are worse than expected;
xxii)	Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents’ ability to place insurance business on our behalf; and

other risk factors discussed elsewhere in FPIC’s Form 10-Q for the quarter ended March 31, 2004, June 30, 2004, and September 30, 2004, filed with the Securities and Exchange Commission (“SEC”) on May 10, 2004, August 6, 2004, and November 8, 2004, respectively; and FPIC’s Form 10-K for the year ended December 31, 2003, filed with the SEC on March 15, 2004.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

FPIC Insurance Group, Inc.
Unaudited Selected Financial Data
(In Thousands, Except per Share Data)

	Three Months Ended		Twelve Months Ended
Consolidated Statements of Income	Dec 31, 2004	Dec 31, 2003	Dec 31, 2004	Dec 31, 2003

Revenues
Net premiums earned	$44,123	29,992	149,676	131,665
Claims administration and management fees	14,647	12,372	53,246	40,895
Net investment income	5,535	4,512	20,759	18,414
Commission income	1,543	1,093	8,425	7,658
Net realized investment gains	505	109	3,867	2,052
Finance charges and other income	171	283	834	1,040
Total revenues	66,524	48,361	236,807	201,724

Expenses
Net losses and loss adjustment expenses ("LAE")	35,738	25,689	125,172	118,974
Other underwriting expenses	5,633	2,769	12,527	9,443
Claims administration and management expenses	10,762	9,459	43,529	35,780
Interest expense on debt	713	1,379	2,564	5,886
Other expenses	1,971	1,537	7,645	5,658
Total expenses	54,817	40,833	191,437	175,741

Income from operations before income taxes and minority interest	11,707	7,528	45,370	25,983

Less: Income tax expense	4,577	2,584	16,941	9,317

Income from operations before minority interest	7,130	4,944	28,429	16,666

Less: Minority interest	(55)	11	248	94

Net income	$7,185	4,933	28,181	16,572

Basic earnings per common share	$0.72	0.51	2.83	1.75

Diluted earnings per common share	$0.68	0.49	2.70	1.71

Basic weighted average common shares outstanding	10,033	9,601	9,973	9,483

Diluted weighted average common shares outstanding	10,544	10,003	10,420	9,665

			As of
Selected Consolidated Statements of Financial Position Information			Dec 31, 2004	Dec 31, 2003
Total cash and investments			$683,968	622,701
Total assets			$1,271,306	1,182,756
Liability for losses and LAE			$635,118	574,529
Liability for losses and LAE, net of reinsurance			$301,699	298,763
Long term debt			$46,083	46,083
Total shareholders' equity			$217,120	186,657
Book value per common share			$21.56	19.10
Tangible book value per common share*			$19.63	17.09
Common shares outstanding			10,070	9,771
Statutory surplus of insurance subsidiaries			$160,242	133,882

* Excludes goodwill of $18,870 and $18,870 and intangible assets of $561 and $782 as of
12/31/04 and 12/31/03, respectively. Tangible book value is a non-GAAP measure used by analysts and investors to gauge book values excluding the effects of goodwill and other intangible assets.

	Three Months Ended		Twelve Months Ended
Selected Consolidated Cash Flow Information	Dec 31, 2004	Dec 31, 2003	Dec 31, 2004	Dec 31, 2003
Net cash provided by operating activities	$30,815	40,640	64,916	89,930
Net cash used in investing activities	$(6,032)	(58,404)	(24,947)	(91,126)
Net cash provided by (used in) financing activities	$629	(1,767)	3,217	(329)

FPIC Insurance Group, Inc.
Unaudited Selected Financial Data
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2004	Dec 31, 2003	Dec 31, 2004	Dec 31, 2003
Total Revenues by Segment
Insurance	$50,324	34,904	175,093	153,231
Insurance management	12,420	10,145	48,530	36,604
Third party administration	4,053	4,165	16,384	16,514
Intersegment eliminations	(273)	(853)	(3,200)	(4,625)
Total revenues	$66,524	48,361	236,807	201,724

Net Income by Segment
Insurance	$4,075	2,256	16,272	6,803
Insurance management	2,737	2,535	10,870	8,839
Third party administration	373	142	1,039	930
Net income	$7,185	4,933	28,181	16,572

Selected Insurance Segment Information
GAAP combined ratio:
Loss ratio	81.0%	85.7%	83.6%	90.3%
Underwriting expense ratio	12.8%	9.2%	8.4%	7.2%
Combined ratio	93.8%	94.9%	92.0%	97.5%

Direct and assumed premiums written	$59,843	64,003	312,728	340,741

Net premiums written	$50,483	21,643	192,532	143,134

Net paid losses and LAE on professional liability claims	$30,579	34,917 (b)	119,305	112,443 (b)

Average net paid loss per professional liability claim with indemnity payment	$190	235 (b)	194	213 (b)

Total professional liability claims and incidents reported during the period	486	657	2,189	3,063

Total professional liability claims with indemnity payment	99	88	350	283

Total professional liability claims and incidents closed without indemnity payment	637	697	2,162	1,965

			As of
			Dec 31, 2004	Dec 31, 2003
Total professional liability claims and incidents that remained open			5,145	5,507

Professional liability policyholders (excludes fronting arrangements)			14,047	13,919

Professional liability policyholders under fronting arrangements			111	2,136

Selected Insurance Management Segment Information	Three Months Ended		Twelve Months Ended
	Dec 31, 2004	Dec 31, 2003	Dec 31, 2004	Dec 31, 2003
Reciprocal premiums written under management	$49,281	46,915	297,836	205,557

			As of
			Dec 31, 2004	Dec 31, 2003
Reciprocal statutory assets under management			$1,025,092	860,463
Professional liability policyholders under management			12,006	11,149

Selected Third Party Administration Segment Information
Covered lives under employee benefit programs	58,701	106,927
Covered lives under workers' compensation programs	25,075	38,400

(b)	For the purpose of period over period comparison, net paid losses do not take into account $23,226 received in connection with the Gerling commutation during fourth quarter 2003, which would be a reduction to reported net paid losses.

Contact

FPIC Insurance Group, Inc.
Jacksonville, Florida
Roberta Goes Cown, Senior Vice President and Corporate Counsel
904-354-2482, Extension 3287

For all your investor needs, FPIC is on the Internet at
http://www.fpic.com
Got a Tough Question? E-mail us at ir@fpic.com

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